UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 13, 2014

Medytox Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-54346	54-2156042
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2014, Medytox Solutions, Inc. (the “Company”) granted each of the executive officers of the Company 30,000 shares of restricted stock of the Company under the Company’s 2013 Incentive Compensation Plan. The executive officers of the Company are William G. Forhan, Chief Executive Officer and Chairman, Jace Simmons, Chief Financial Officer, Francisco Roca, III, Vice President of Sales and Marketing, Sharon L. Hollis, Vice President of Operations, Dr. Thomas F. Mendolia, Chief Executive Officer of Company Laboratories, and Steven Sramowicz, Vice President of Business Development. The restricted stock granted to the executive officers vests in full on September 13, 2014, subject to the executive officer’s continued employment with the Company. On March 13, 2014, the Company also granted 30,000 shares of restricted stock under the 2013 Incentive Compensation Plan to Alcimede LLC ("Alcimede"), a consultant to the Company. Seamus Lagan is the sole member of Alcimede. The restricted stock granted to Alcimede vests in full on September 13, 2014, subject to Alcimede's continued consulting relationship with the Company.

The Form Restricted Stock Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.    Exhibits.

Exhibit No.	Description

10.1	Form of Medytox Solutions, Inc. 2013 Incentive Compensation Plan Restricted Stock Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDYTOX SOLUTIONS, INC.

Date: March 19, 2014	By:	/s/ William G. Forhan
William G. Forhan, CEO and Chairman (principal executive officer)

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